        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2001
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            PHOENIX TECHNOLOGIES LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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              DELAWARE                               04-2685985
 (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

                              411 E. PLUMERIA DRIVE
                               SAN JOSE, CA 95134
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

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                                 1999 STOCK PLAN
                            (FULL TITLE OF THE PLAN)

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                                 ALBERT E. SISTO
                             CHIEF EXECUTIVE OFFICER
                            PHOENIX TECHNOLOGIES LTD.
                              411 E. PLUMERIA DRIVE
                               SAN JOSE, CA 95134
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (408) 570-1000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                              ALAN TALKINGTON, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                        OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                      SAN FRANCISCO, CALIFORNIA 94111-3143
                                 (415) 392-1122
                         CALCULATION OF REGISTRATION FEE

========================================= ==================== ==================== ==================== ==================
                                                AMOUNT              PROPOSED             PROPOSED            AMOUNT OF
                                                 TO BE          MAXIMUM OFFERING     MAXIMUM AGGREGATE      REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED        REGISTERED       PRICE PER SHARE (1)  OFFERING PRICE (1)          FEE
----------------------------------------- -------------------- -------------------- -------------------- ------------------
                                                150,000              $6.0000
                                                200,000              $7.0630
Common Stock, (2)                               355,970              $8.5000           $14,121,341.56         $3,530.34
     par value $.001 per share......            530,000             $11.0000
                                                263,955             $11.1875
                                                -------
                                              1,499,925
                                              =========

========================================= ==================== ==================== ==================== ===================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of the exercise price of options previously granted
(2) Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
================================================================================

                                     PART I

ITEM 1.  PLAN INFORMATION *

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION *

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

         (b) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d)of the Securities Exchange Act of 1934 (the "Exchange Act") shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  DESCRIPTION OF SECURITIES

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. Article NINTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability: (1) for breach of a director's duty of loyalty to the Registrant or its stockholders;
(2) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law grants to each corporation organized thereunder the power to indemnify its officers and directors for certain acts. Article TENTH of the Registrant's Restated Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Registrant. Article TENTH provides, in part, that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding; provided, however, that if the person seeking indemnification initiated the proceeding in respect to which he or she is seeking indemnification from the Registrant, the Registrant shall provide such indemnification only if such proceeding was authorized by the Registrant's Board of Directors. The right to indemnification includes the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.

ITEM 8.  EXHIBITS

         EXHIBIT
         NUMBER       NAME
         -------      ----

         5.1          Opinion of  Orrick, Herrington & Sutcliffe LLP.

         23.1         Consent of Ernst & Young LLP.

         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24.1 Power of Attorney is included on page five of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)    to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 18th of January, 2001.

                                             PHOENIX TECHNOLOGIES LTD.
                                             (Registrant)


                                             By: /s/ ALBERT E. SISTO
                                                 -----------------------
                                                 Albert E. Sisto
                                                 Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda V. Moore and Albert E. Sisto jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                    TITLE                                DATE

            /S/ ALBERT E. SISTO                      Director, President and                 January 18, 2001
            -------------------                      Chief Executive Officer
              Albert E. Sisto


            /S/ JOHN M. GREELEY                    Vice President, Finance and               January 18, 2001
            -------------------                      Chief Financial Officer
              John M. Greeley                    (Principal Financial Officer and
                                                  Principal Accounting Officer)


             /S/ TAHER ELGAMEL                               Director                        January 18, 2001
             -----------------
               Taher Elgamal


             /S/ EDMUND JENSEN                               Director                        January 18, 2001
             -----------------
               Edmund Jensen


           /S/ ANTHONY P. MORRIS                             Director                        January 18, 2001
           ---------------------
             Anthony P. Morris


                 SIGNATURE                                    TITLE                                DATE

               /S/ TONY SUN                                  Director                        January 18, 2001
               ------------
                 Tony Sun


            /S/ GEORGE C. HUANG                              Director                        January 18, 2001
            -------------------
              George C. Huang


            /S/ SHIH-CHIEN YANG                              Director                        January 18, 2001
            -------------------
              Shih-Chien Yang


                   (A majority of the Board of Directors)

                      EXHIBIT INDEX

        EXHIBIT
        NUMBER        NAME
        -------       ----
         5.1          Opinion of Orrick, Herrington & Sutcliffe LLP.

         23.1         Consent of Ernst & Young LLP.

         23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1 to this Registration Statement.

         24 Power of Attorney is included on page five of this Registration Statement.